                                 VISTANA, INC.
                           8801 VISTANA CENTRE DRIVE
                            ORLANDO, FLORIDA 32821

                                 March 4, 1999


Mr. Mark E. Patten
Vice President & Chief Accounting Officer
Vistana, Inc.

     Re: First Amendment to Employment Agreement
         ---------------------------------------

Dear Mark:

     Attached hereto is a revised Schedule B to the Employment Agreement dated January 30, 1998 between Vistana, Inc. and you which incorporates the adjustment to your Base Salary and Annual Bonus Amount for the 1999 fiscal year approved by the Compensation Committee at its February meeting.

     Please carefully review the enclosed Schedule B to confirm the accuracy thereof. If the enclosed Schedule B is accurate, please execute the enclosed copy of this letter in the space provided below and return it to the undersigned, whereupon the enclosed Schedule B will be substituted for the existing Schedule B. Please keep your copy of this letter and revised Schedule B with your own copy of your Employment Agreement.


                                            Very truly yours,

                                            VISTANA, INC.


                                            By:  /s/ Jeffrey A. Adler
                                               ---------------------
                                               Name: Jeffrey A. Adler
                                               Title: President


Enclosure

ACKNOWLEDGED AND CONFIRMED:

/s/   Mark E. Patten
--------------------------
Name: Mark E. Patten
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                                  SCHEDULE B

                                      to

                   EMPLOYMENT AGREEMENT with MARK E. PATTEN
                     (Revised Effective January 30, 1999)


1. Base Salary: For the remainder of the 1999 calendar year, the Company shall pay to Employee an annual salary equal to $177,500 (the "Base Salary"). For each calendar year during the term of this Agreement commencing with the next ensuing calendar year, the Company shall pay Employee an annual salary (the "Adjusted Base Salary") determined by the Company's Chief Executive Officer or its Board of Directors (or the Compensation Committee thereof); provided, however, that the Adjusted Base Salary shall be no less than the Base Salary.


2. Bonus Amount: From and after January 1, 1999, Employee shall be entitled to annual bonuses, if any, as shall be specified in written performance plans which are agreed to by the Company and Employee on a year-to-year basis. The Company and Employee acknowledge that (i) such performance plans shall be similar in form to that currently in effect for similar level employees of the Company having responsibilities similar to the responsibilities of Employee hereunder and (ii) such performance plans shall provide eligibility for annual bonuses not to exceed 30% of Employee's Base Salary or Adjusted Base Salary (as applicable).


3. Paid Vacation Time: Four weeks per calendar year. (Unused vacation time may not be carried over from year to year unless approved by the Company in writing or permitted by Company policy).


4. Severance Amount: Employee's monthly Base Salary (or, if applicable, Adjusted Base Salary) payable (in accordance with the Company's normal payroll policies) during the Severance period.


5. Severance Period: The period from the Termination Date until the earlier to occur of (i) the twelve months' anniversary of the Termination Date and
     (ii) the Expiration Date.

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